Exhibit 4.1

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S PIZZA DISTRIBUTION LLC,

DOMINO’S IP HOLDER LLC and

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

each as Co-Issuer

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

FIRST SUPPLEMENT

Dated as of September 16, 2013

to the

AMENDED AND RESTATED BASE INDENTURE

Dated as of March 15, 2012

Asset Backed Notes

(Issuable in Series)

FIRST SUPPLEMENT TO AMENDED AND RESTATED BASE INDENTURE

FIRST SUPPLEMENT, dated as of September 16, 2013 (this “First Supplement”), to the Amended and Restated Base Indenture, dated as of March 15, 2012 (the “Original Base Indenture”), by and among DOMINO’S PIZZA MASTER ISSUER LLC, a Delaware limited liability company (the “Master Issuer”), DOMINO’S PIZZA DISTRIBUTION LLC, a Delaware limited liability company (the “Domestic Distributor”), DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a Delaware corporation (the “SPV Canadian Holdco”), DOMINO’S IP HOLDER LLC, a Delaware limited liability company (the “IP Holder” and together with the Master Issuer, the Domestic Distributor and the SPV Canadian Holdco, collectively, the “Co-Issuers” and each, a “Co-Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Co-Issuers and the Trustee entered into the Amended and Restated Base Indenture, dated as of March 15, 2012 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”);

WHEREAS, Section 13.2(a) of the Base Indenture provides, among other things, that the Co-Issuers and the Trustee, with the consent of the Control Party (acting at the direction of the Controlling Class Representative), may at any time, and from time to time, make certain amendments, waivers and other modifications to the Base Indenture, including the types of amendments set forth in this First Supplement; and

WHEREAS, the Co-Issuers and the Trustee wish to amend the Original Base Indenture Supplement as set forth herein.

NOW, THEREFORE, in consideration of the provisions, covenants and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached to the Base Indenture as Annex A (the “Base Indenture Definitions List”), as such Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Base Indenture.

ARTICLE II

AMENDMENTS

Section 2.1 Retained Collections Contributions. The definition of “Retained Collections Contribution” in the Base Indenture Definitions List is hereby amended by inserting the double underlined text in the following paragraph:

“Retained Collections Contribution” means, with respect to any Quarterly Collection Period, a cash contribution made to the Master Issuer at any time prior to the Final Series Legal Final Maturity Date (other than a cash contribution made to the Master Issuer for the purpose of collateralizing letters of credit issued under any Class A-1 Subfacility) in an amount no greater than $7,500,000 in any Quarterly Collection Period, not more than $15,000,000 during any period of four consecutive Quarterly Collection Periods and not more than $30,000,000 in the aggregate from the Closing Date to the Final Series Legal Final Maturity Date, which for all purposes of the Related Documents, except as otherwise specified therein, will be treated as Retained Collections received during such Quarterly Collection Period.

Section 2.2 Series Non-Amortization Test. The definition of “Series Non-Amortization Test” is hereby amended by inserting the double underlined text in the following paragraph:

“Series Non-Amortization Test” has the meaning specified in the applicable Series Supplement or, if not specified therein, means a test that will be satisfied on any Quarterly Payment Date if (i) the level of both the Holdco Leverage Ratio and the Securitization Leverage Ratio are each less than or equal to 4.5x as of the Accounting Date preceding such Quarterly Payment Date and (ii) there is no Senior Notes Scheduled Principal Catch-Up Amount outstanding as of such Quarterly Payment Date.

Section 2.3 Senior Notes Principal Payments Account. Section 5.12(g) of the Original Indenture is hereby amended by deleting the stricken text and inserting the double underlined text in the following paragraph:

(g) Senior Notes Principal Payments Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of the Senior Notes Aggregate Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xiii), (xv), (xvii) and (xxxiii) of the Priority of Payments owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class; provided that no Senior Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of the definition of Rapid Amortization Event, ~~and~~ (B) to be paid to each applicable Class of Senior Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Real Estate Disposition Proceeds owed to each such Class of Senior Notes in the following order: first, if a Class A-1 Senior Notes Amortization Period is in effect, to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes on a pro rata basis; second, to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Senior Notes sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based on the Outstanding Principal Amount of the Senior Notes of such Class; and third, provided clause first does not apply, to prepay and permanently reduce the Commitments under all Class A-1 Senior Notes of all Series on a pro rata basis based on Commitment Amounts and deposit such funds into the applicable Series Distribution Accounts, and (C) if any funds were allocated to the Senior Notes Principal Payments Account on any Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, but are not due and payable on the Quarterly Payment Date following such Accounting Date because the applicable Series Non-Amortization Test is satisfied as of the applicable date of determination, and to the extent such funds are available after application of funds pursuant to subclause (A) and after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii) and 5.12(f)(ii), to be re-allocated in accordance with clauses (xiii) through (xxxviii) of the Priority of Payments, in each case, as though such Accounting Date was a Weekly Allocation Date and such funds were on deposit in the Collection Account, in the priorities set forth in such clauses and to the extent of amounts due and payable pursuant to such clauses on the following Quarterly Payment Date after giving effect to other funds already allocated therefor; (ii) if the aggregate amount of funds allocated to the Senior Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Notes Aggregate Scheduled Principal Payments owed to each applicable Class of Senior Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Real Estate Disposition Proceeds due on such Quarterly Payment Date with respect to each applicable Class of Senior Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii) or 5.12(f)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments

Account, fifth, the Subordinated Notes Interest Account, and sixth, the Senior Subordinated Notes Principal Payments Account, to be paid to each applicable Class of Senior Notes up to the amount of unpaid Senior Notes Scheduled Principal Payments, Indemnification Payments and/or Real Estate Disposition Proceeds, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts; (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Subordinated Notes Post-ARD Contingent Interest Account, Senior Subordinated Notes Post-ARD Contingent Interest Account, Senior Notes Post-ARD Contingent Interest Account, the Subordinated Notes Principal Payments Account, the Subordinated Notes Interest Account or the Senior Subordinated Notes Principal Payments Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Senior Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts; and (iv) so long as no Rapid Amortization Period is continuing, if a Class A-1 Senior Notes Amortization Event is continuing, after giving effect to the payments described in clauses (i) through (iii) above, amounts on deposit in the Cash Trap Reserve Account to the extent necessary to pay the principal amounts of the Class A-1 Senior Notes until no principal amounts with respect to the Class A-1 Senior Notes are Outstanding, to be deposited to the Senior Notes Principal Payments Account and paid to the holders of the Class A-1 Senior Notes, pro rata according to principal amounts Outstanding.

Section 2.4 Senior Subordinated Notes Principal Payments Account. Section 5.12(i) of the Original Indenture is hereby amended by deleting the stricken text and inserting the double underlined text in the following paragraph:

(i) Senior Subordinated Notes Principal Payments Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Senior Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Senior Subordinated Notes from the Collection Account up to the amount of the Senior Subordinated Notes Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xix), (xx) and (xxxiv) of the Priority of Payments owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class;

provided that no Senior Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Senior Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of the definition of Rapid Amortization Event, ~~and~~ (B) to be paid (so long as no Senior Notes are Outstanding) to each applicable Class of Senior Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Real Estate Disposition Proceeds owed to each such Class of Senior Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Senior Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (C) if any funds were allocated to the Senior Subordinated Notes Principal Payments Account on any Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, but are not due and payable on the Quarterly Payment Date following such Accounting Date because the applicable Series Non-Amortization Test is satisfied as of the applicable date of determination, and to the extent such funds are available after application of funds pursuant to subclause (A) and after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii) and 5.12(g)(ii), to be re-allocated in accordance with clauses (xix) through (xxxviii) of the Priority of Payments, in each case, as though such Accounting Date was a Weekly Allocation Date and such funds were on deposit in the Collection Account, in the priorities set forth in such clauses and to the extent of amounts due and payable pursuant to such clauses on the following Quarterly Payment Date after giving effect to other funds already allocated therefor (including amounts re-allocated pursuant to Section 5.12(g)(1)(C); (ii) if the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Subordinated Notes Aggregate Scheduled Principal Payments owed to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Real Estate Disposition Proceeds due on such Quarterly Payment Date with respect to each applicable Class of Senior Subordinated Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii) or 5.12(g)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payments Account, and fifth, the Subordinated Notes Interest Account, to be paid to each applicable Class of Senior Subordinated Notes up to the amount of unpaid Senior Subordinated Notes Scheduled Principal Payments and/or Indemnification Payments and/or Real Estate Disposition Proceeds, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts, and (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Subordinated Notes Post-ARD Contingent Interest Account, Senior Subordinated Notes Post-ARD Contingent Interest Account, Senior Notes Post-ARD Contingent Interest Account, the Subordinated Notes Principal Payments Account or the Subordinated Notes Interest Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Senior Subordinated Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts.

Section 2.5 Subordinated Notes Principal Payments Account. Section 5.12(l) of the Original Indenture is hereby amended by deleting the stricken text and inserting the double underlined text in the following paragraph:

(l) Subordinated Notes Principal Payments Account. On each Accounting Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date: (i) the funds allocated to the Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (A) to be paid to each applicable Class of Subordinated Notes from the Collection Account up to the amount of Subordinated Notes Scheduled Principal Payments and amounts distributed to such administrative account pursuant to clauses (xxvi), (xxvii) and (xxxv) of the Priority of Payments owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of such Class; provided, that no Subordinated Notes Scheduled Principal Payments shall be made in respect of any Series of Subordinated Notes subsequent to the occurrence of any Rapid Amortization Event set forth in clause (e) of the definition thereof; ~~and~~ (B) to be paid (so long as no Senior Notes or Senior Subordinated Notes are Outstanding) to each applicable Class of Subordinated Notes from the Collection Account up to the aggregate amount of Indemnification Payments and Real Estate Disposition Proceeds owed to each such Class of Subordinated Notes, sequentially in order of alphabetical designation and pro rata among each Class of Subordinated Notes of the same alphabetical designation based upon the Outstanding Principal Amount of each such Class, and (C) if any funds were allocated to the Subordinated Notes Principal Payments Account on any Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, but are not due and payable on the Quarterly Payment Date following such Accounting Date because the applicable Series Non-Amortization Test is satisfied as of the applicable date of determination, and to the extent such funds are available after application of funds pursuant to subclause (A) and after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii) and 5.12(j)(ii)), to be re-allocated in accordance with clauses (xxvi) through (xxxviii) of the Priority of Payments, in each case, as though such Accounting Date was a Weekly Allocation Date and such funds were on deposit in the Collection Account, in the priorities set forth in such clauses and to the extent of amounts due and payable pursuant to such clauses on the following Quarterly Payment Date after giving effect to other funds already allocated therefor (including amounts re-allocated pursuant to Section 5.12(g)(1)(C) and Section 5.12(i)(1)(C); (ii) if the aggregate amount of funds allocated to the Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Subordinated Notes Scheduled Principal Payments owed for the Interest Period ending most recently prior to such Quarterly Payment Date and/or the amount of funds allocated to the Subordinated Notes Principal Payments Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Payments and Real Estate Disposition Proceeds due on such Quarterly Payment Date with respect to the Subordinated Notes, an amount equal to the lesser of (A) any such insufficiency and (B) the Available Administrative Account Amount (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(iii), 5.12(d)(ii), 5.12(f)(ii), 5.12(g)(ii), 5.12(i)(ii) or 5.12(j)(ii)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, and third, the Senior Notes Post-ARD Contingent Interest Account, to be paid to each applicable Class of Subordinated Notes up to the amount of unpaid Subordinated Notes Scheduled Principal Payments and/or Indemnification Payments and/or Real Estate Disposition Proceeds, as the case may be, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts, and (iii) if a Rapid Amortization Event has occurred and is continuing or shall occur on such Quarterly Payment Date and any amounts are on deposit in the Senior Notes Post-ARD Contingent Interest Account, the Senior Subordinated Notes Post-ARD

Contingent Interest Account or the Subordinated Notes Post-ARD Contingent Interest Account on such Accounting Date, an amount equal to all amounts on deposit in such Collection Account Administrative Accounts (after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to this Section 5.12) to be paid to each Class of Subordinated Notes, in the applicable order set forth in clause (i) above, and deposit such funds into the applicable Series Distribution Accounts.

ARTICLE III

GENERAL

Section 3.1 Effect on Indenture. Upon the date hereof (i) the Base Indenture shall be amended in accordance herewith, (ii) this First Supplement shall form part of the Base Indenture for all purposes and (iii) the parties and each Noteholder shall be bound by the Base Indenture, as so amended. Except as expressly set forth or contemplated in this First Supplement, the terms and conditions of the Base Indenture shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Base Indenture made in accordance with the terms of the Base Indenture, as amended by this First Supplement.

Section 3.2 Binding Effect. This First Supplement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

Section 3.3 Counterparts. The parties to this First Supplement may sign any number of copies of this First Supplement. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.4 Governing Law. THIS FIRST SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 3.5 Amendments. This First Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 3.6 Matters relating to the Trustee. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Co-Issuers, or the validity or sufficiency of this First Supplement and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. In entering into this First Supplement, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each party hereto represents and warrants to each other party hereto that this First Supplement has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Securities Intermediary have caused this First Supplement to the Amended and Restated Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

DOMINO’S MASTER ISSUER LLC, as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

DOMINO’S PIZZA DISTRIBUTION LLC, as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:
	Name:	Adam J. Gacek
	Title:	Secretary

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:
Name:
Title:

CONSENT OF CONTROL PARTY AND CONTROLLING CLASS REPRESENTATIVE:

In accordance with Section 2.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party and Controlling Class Representative (pursuant to Section 11.1(d) of the Amended and Restated Base Indenture), hereby consents to the execution and delivery by the Co-Issuers and the Trustee of this First Supplement to the Amended and Restated Base Indenture.

MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title: